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                                                                   Exhibit 10.13




                              VAN SERVICE AGREEMENT

                         SACRAMENTO METROPOLITAN AIRPORT











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                              VAN SERVICE AGREEMENT
                         SACRAMENTO METROPOLITAN AIRPORT


                                                                            Page
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1.01  Definitions .......................................................      2
2.01  Operating Rights ..................................................      2
      A.      Access to Airport .........................................      2
      B.      Limitations on Operating Right ............................      3
      C.      Prohibition ...............................................      4
      D.      Acceptance ................................................      4
3.01  Scope of Services .................................................      5
      A.      Management and Access .....................................      5
      B.      Airport Van Service(s) ....................................      8
4.01  Fees and Rates ....................................................     11
5.01  Right to Nonexclusive Use of Airport ..............................     13
6.01  Term ..............................................................     14
7.01  Termination .......................................................     15
8.01  Indemnification and Insurance .....................................     15
      A.      Indemnification ...........................................     15
      B.      Insurance .................................................     16
9.01  Nonwaiver of Rights ...............................................     18
10.01 Headings ..........................................................     19
11.01 Nuisance and Waste ................................................     19
12.01 Signs and Advertising .............................................     19
13.01 Notice of Claims and Suit .........................................     20
14.01 Notices ...........................................................     20


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                                                                            Page
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15.01 Amendment Required by FAA .........................................     21
16.01 Federal Grant Agreement Assurances ................................     21
17.01 Assignment and Subcontracting .....................................     22
18.01 Taxes .............................................................     22
      A.      Possessory Interest and Property Taxation .................     22
      B.      Right to Contest Taxes ....................................     22
19.01 Independent Contractor ............................................     23
20.01 Applicable Law ....................................................     24
21.01 County Right to Repair Facilities .................................     24
22.01 Right to Develop Airport ..........................................     25
23.01 Invalid Provisions - Severability .................................     25
24.01 Successors ........................................................     25
25.01 Force Majeure .....................................................     25
26.01 Authority of Director .............................................     26
27.01 Performance Bond ..................................................     26
28.01 Judicial or Administrative Determination ..........................     26
29.01 Exclusion from Permit Requirements of SCC Chapter 11.09 ...........     26


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                              VAN SERVICE AGREEMENT

                         SACRAMENTO METROPOLITAN AIRPORT


     THIS VAN SERVICE AGREEMENT, hereinafter referred to as the "Agreement", is made and entered into this ___ day of _________________, 1995, by and between the COUNTY OF SACRAMENTO, a political subdivision of the State of California, hereinafter referred to as "COUNTY", and SuperShuttle of San Francisco, Inc., a Delaware corporation authorized to do business in the State of California, hereinafter referred to as "Contractor".

                                    RECITALS

     WHEREAS, County is the owner and operator of the Sacramento Metropolitan Airport, hereinafter referred to as "Airport", located in the County of Sacramento; and

     WHEREAS, ground transportation of passengers arriving at or departing from the Airport is an essential service to such users of the Airport; and

     WHEREAS, pursuant to Government Code Section 50474, the County is authorized to regulate the use of the Airport and facilities and means of transportation at the Airport; and

     WHEREAS, Contractor is ready, willing and able to provide the Airport Van Service required by the County at the Airport, and is authorized by the City of Sacramento, County of Sacramento and all other applicable governing public entities to engage in the business of transporting passengers for hire; and

     WHEREAS, the Board of Supervisors of County has determined that it is in the interests of the health, safety and general welfare of the public which uses the Airport to enter into this Agreement;



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     NOW, THEREFORE, in consideration of mutual promises, the parties hereby agree that Contractor's activities at Airport for the period stated herein shall be governed by the following terms and conditions:

1.01 Definitions.

     A. "van" means the vehicle utilized by Contractor to provide Airport Van Service at the Airport. Such van shall have the capacity to transport not less than six (6) nor more than fourteen (14) passengers.

     B. "Airport Van Service" means using a van to provide ground transportation services to any member of the public requiring such services for transportation of any person(s) or baggage either to or from the Airport regardless of whether the services are prearranged or not.

     C. "Director" means the Director of Airports of County, or his or her designated representative(s).

2.01 Operating Rights.

     Contractor shall have the below-described privileges, uses, and rights, all of which shall be subject to the terms, conditions and covenants herein set forth.

     For the sole purpose of providing Airport Van Service, County grants to Contractor the right, license and privilege to provide such Service to the public at the Airport.

     A. Access to Airport. In operating the Airport, the Director shall designate areas on the Airport commonly available to ground transportation providers authorized to use the Airport, including both passenger stage and taxicab operations. Such designated areas are subject to modification and relocation, at any time, by the Director. For the staging and pick-



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up/discharge of van passengers, Contractor shall have a permit to use areas specified by the Director. The current locations for van staging and pick-up/discharge are specified in Exhibit A, attached hereto and by this reference incorporated herein. However, there is no intent to grant, through this Agreement, any tenancy or use rights in the areas identified in said Exhibit, and the Director shall have sole discretion to, from time to time, alter the number of, reconfigure, or relocate any or all of said van staging and pick-up/discharge areas.

     B. Limitations on Operating Right.

          (1) Nothing herein contained shall be construed as preventing the Director from permitting any other ground transportation business using van(s) to provide:

          (a) ground transportation services to or from the Airport premises from or to any non-Airport location so long as the ground transportation services being provided are "prearranged" as that term is defined in Sacramento County Code Section 11.09.009, as that Section may be amended from time to time; or

          (b) ground transportation services that are not prearranged so long as the services, in the sole determination of the Director, are not being provided to or from any location specified in Exhibit C.

          (2) Nothing herein contained shall be construed as preventing the Director from permitting any ground transportation businesses from providing ground transportation services other than Airport Van Services to or from the Airport premises, including, but not limited to, such services as taxicabs, charter party or passenger stage operations, limousines, or courtesy vehicles.



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          (3) The Director may, at such times as Contractor fails to provide an adequate number of vans at Airport as required herein, utilize the services of other ground transportation businesses to provide Airport Van Service(s) for such period of time as the Director determines is appropriate. Such other ground transportation businesses may, during such period of time, use the areas designated herein or such other areas as the Director determines are appropriate. The Director shall make reasonable efforts to notify Contractor by telephone prior to any such utilization of any other ground transportation business to provide Airport Van Service(s). However, where such failure to provide an adequate number of vans occurs more than twice in any three month time frame, the Director shall be forever excused from this prior notification by telephone requirement provided such failure was not for reasons beyond SuperShuttle's control.

     C. Prohibition. Contractor shall not perform any service at Airport other than the Airport Van Services authorized in this Paragraph 2.01.

     D. Acceptance. Contractor shall perform the services and obligations described herein pursuant and subject to all of the terms, conditions, and covenants contained in this Agreement and in Sections 3 and 4 of the Ground Transportation Rules and Regulations promulgated by the Director pursuant to Sacramento County Code Chapter 11.09, as those Rules and Regulations may be amended from time to time. A copy of the Ground Transportation Rules and Regulations to become effective October 9, 1995, is attached to this Agreement as Exhibit B. In addition, Contractor shall provide Airport Van Service(s) to and from each of the Designated Service Areas listed in Exhibit C, as such areas may be added to



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          or deleted from time to time as determined solely by the Director to be necessary to accommodate public demand for such Airport Van Service(s) and as determined solely by the Director to be within sound business practices.

3.01 Scope of Services

     A. Management and Access.

          1. Contractor shall manage and operate the Airport Van Service(s) required by this Agreement in an orderly, proper, professional and first-class manner. In this regard, one primary purpose for the County entering into this Agreement is to assure that Airport Van Services are provided promptly to arriving passengers. This means that arriving passengers seeking Airport Van Service to areas within 25 miles of the Airport will, under normal operating conditions, not have to wait more than 15 minutes for a van to begin the trip taking them to their destination. Arriving passengers seeking Airport Van Service to areas more than 25 miles, but less than 50 miles from the Airport, will, under normal operating conditions, not have to wait more than 45 minutes for a van to begin the trip taking them to their destination. Arriving passengers seeking Airport Van Service to areas more than 50 miles from the Airport, will, under normal operating conditions, not have to wait more than 90 minutes for a van to begin the trip taking them to their destination. These time constraints shall be utilized by the Director in determining whether the Contractor is providing an adequate number of vans as required by this Agreement.

               a. The Director shall be the one to determine what constitutes "normal operating conditions" as used in this Paragraph.



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               b. Contractor understands and acknowledges that Airport Van
          Services constitute an essential element of the available ground transportation services at the Airport and that an inefficient, unprofessional van operation will have a detrimental impact on the comfort, safety, and convenience of the users of the Airport and will detract from the Airport's attractiveness for tourism and commerce.

               c. If, in the Director's opinion, the Airport Van Services authorized under this Agreement are not being managed or provided in a professional manner, the Director may recommend the termination of the Agreement to the Board of Supervisors of the County.

                    (i) The Director shall give Contractor written notice of the proposed recommendation and reasons therefor and Contractor shall have no more than thirty (30) days after receipt thereof to provide a written response to the Director.

                    (ii) Any determination of the Board of Supervisors of the
               County that the Airport Van Services authorized under this Agreement are not being managed or provided in a professional manner shall be conclusive and shall be grounds for the immediate termination of this Agreement.

          2. In providing the Airport Van Services authorized herein, the vehicles used by Contractor shall be kept in a first-class condition in accordance with the requirements



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     of Sections 3 and 4 of Exhibit B and as those Sections may be amended from time to time. Contractor shall cause all vans to be operated via the most direct and safest route(s).

          3. Contractor shall submit to the Director within twenty (20) days following the last day of each month of operation, a written statement accurately setting forth the actual number of trips made by Contractor's vehicles in performing under this Agreement.

          4. Contractor shall have full and complete responsibility for the conduct and behavior of its van operators and shall operate its Airport Van Services in accordance with the requirements of this Agreement, State and federal laws, County ordinances, and Sections 3 and 4 of Exhibit B, as any of these requirements may be amended from time to time.

               a. Any other provision of this Agreement notwithstanding, the Director shall have authority to deny access to the Airport to any van operator or other employee of Contractor who, as determined by the Director, has violated State or federal laws, Sections 3 or 4 of the Ground Transportation Rules and Regulations set forth in Exhibit B as those Sections may be amended from time to time, the requirements of this Agreement, or has otherwise engaged in conduct which is detrimental to the best interests of the public or the safe and effective operation of the Airport by the County.

               b. Although the Director shall have the authority to exclude, for cause, individual employees or equipment, from participating in Airport Van Services



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          provided by Contractor under this Agreement, it is not the intent of the parties that the Director shall thereby assume any management responsibility for the Airport Van Services authorized herein.

          5. The Director may direct concerns or complaints pertaining to Airport Van Services provided by Contractor under this Agreement to Contractor for investigation. Upon written demand by the Director, by a date and time specified by the Director, Contractor shall provide a written report responding to any issues presented by the Director with regard to any concern or complaint, and specifying any necessary remedial action taken, or to be taken, by Contractor. Upon written demand of the Director, Contractor shall submit all of its written records, including those pertaining to personnel matters, relating to such concern or complaint.

     B. Airport Van Service(s).

          1. Contractor shall obtain all permits, approvals, licenses and certificates and other authorization necessary for the conduct and operation of the Airport Van Services required by this Agreement.

          2. Contractor shall also obtain qualified drivers, dispatchers, and such other employees, in such numbers as are necessary for the adequate operation of the services required of Contractor by this Agreement. Throughout the term of this Agreement, all Contractor's employees shall possess, and shall furnish on demand of the Director, all valid permits, licenses, California driver's licenses, approvals and certificates required



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     by applicable laws and regulations. All such permits, licenses, approvals and certificates shall be obtained and furnished by Contractor or by said van operators or other employees without expense to County.

          3. The use by any employee of Contractor of radios, amplification or other sound-emitting devices for use in any manner in which sounds produced from such devices will be heard in the terminal areas, the Airport parking facilities, the Airport roadways, the sidewalks, or any other public common area is prohibited.

          4. All of Contractor's van operators and other employees, while rendering services or on duty at the Airport, shall be neat and clean in appearance, and shall conduct themselves with courtesy and respect for others and in a manner associated with an orderly, proper, professional and first-class public service.

          5. Contractor shall retain, at its own expense, qualified, competent, and experienced supervisors and other management personnel as may be necessary for the adequate operation of the Airport Van Services to be provided under this Agreement.

               a. Such supervisors and other management personnel shall be authorized to represent and act for Contractor at all times.

               b. Unless otherwise approved by the Director in writing, Contractor shall retain at Airport one such supervisor or manager between 6:00 a.m. and last incoming flight of each day. A supervisor or manager shall be available at all other hours by telephone.

               c. Contractor shall notify the Director of the persons who are authorized to act as supervisors and managers.



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          6. Contractor, either through its employees or otherwise, shall not solicit (except by standing and waiting of vehicles).

          7. Contractor shall, as a minimum service requirement, provide not less than two vans during all the hours during which commercial airline flights arrive at the Airport. The minimum service requirements may be changed from time to time by the Director on ten (10) days' prior written notice to Contractor, based upon the Director's sole judgment as to the public demand for van transportation and what is adequate to meet such demand.

          8. Except as otherwise approved in writing by the Director, Contractor agrees to provide Airport Van Service(s) to any location served by Contractor to any disabled person(s) arriving at the Airport by commercial aircraft by utilizing lift equipped vehicles.

          9. The authority of the Contractor to provide the Airport Van Services under this Agreement may be temporarily suspended by the Director any time the Director determines, in his or her sole discretion, that such a suspension is necessary to protect against a serious and immediate threat to public health, safety or welfare. In the event the Director orders a temporary suspension, the notice of suspension shall contain the following:

               a. The factual basis for the temporary suspension;

               b. The time and date on which the temporary suspension commences; and

               c. The time, date and place at which the Contractor may appear for the purpose of responding to allegations contained in the notice which time, date



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          and place shall be no later than twenty-four (24) hours following notice of suspension.

               For purposes of giving notice under this paragraph, the Director shall cause such notice to be hand delivered to the principal Sacramento County office of the Contractor or to any van operator, or other employee of Contractor if the principal Sacramento County office is unknown to the Director.

               10. All of Contractor's vehicles shall be marked with such identification as the Director may require and Contractor shall furnish to the Director the registration certificates and all pertinent information relating to the vehicles used in providing Airport Van Services prior to using any vehicle in providing those services. Contractor shall permit the inspection by the officers, employees, and representatives of the County of any vehicle or other equipment used by Contractor in performance of this Agreement.

4.01 Fees and Rates

               1. A Per Trip Rental shall be assessed by the County upon Contractor for and during the term of this Agreement.

                    a. The term "Per Trip Rental" means that amount to be paid for each trip by a van departing the Airport for purposes of providing Airport Van Service(s) pursuant to this Agreement. Intra-Airport trips, and trips made to the Airport solely to discharge passengers, shall not be considered as "trips" for rental purposes.



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                    b. Such Per Trip Rental shall be the amount established by the Board of Supervisors of County, and may be amended from time to time as deemed appropriate by the Board of Supervisors.

                    c. As of the effective date of this Agreement, the Per Trip
               Rental shall be One Dollar and 25/100 Cents ($1.25) per trip.

                    d. The parties agree that the Director shall establish a
               procedure whereby the Per Trip Rental is collected by the County directly from Contractor.

               2. The rates charged by Contractor to passengers for the furnishing of Airport Van Service shall be the amount established in a Maximum Rate Schedule.

                    a. The Maximum Rate Schedule, as thus fixed, shall be
               binding upon Contractor.

                    b. As of the effective date of this Agreement, the Maximum
               Rate Schedule is as specified in Exhibit D. This Maximum Rate Schedule may be amended by the Director as determined solely by the Director to be consistent with the County's purposes for entering into this Agreement and as determined solely by the Director to be necessary for Contractor to provide Airport Van Services to and from the Airport in an orderly, proper, professional and first class manner.

                    c. The Maximum Rate Schedule, including charges for carriage of baggage shall be posted in conspicuous places at the Airport by the Director and by Contractor in and on each of its vans, in a manner approved by the Director in writing.



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               3. Contractor is obligated to, as a condition of operating on
          Airport premises, pay the required Per Trip Rental fee in the manner required by Director and to not charge rates in excess of those established under the Maximum Rate Schedule.

                    a. County shall give notice to Contractor of any
               circumstance where County has or receives a complaint or evidence that Contractor has failed to pay the required fee or has charged rates in excess of those set forth in the Maximum Rate Schedule.

                    b. In addition to any other action taken by Contractor or
               the Director, Contractor shall be obligated to pay the required fee or refund an excessive charge where the Director finds that such complaint is valid after an investigation of the circumstances, including any written response of the Contractor. Such payment or refund shall be made within ten (10) days or receipt of the Director's written finding.

               4. All fees, rentals and other payments required by this Agreement shall be paid without diminution or abatement, regardless of the existence or creation of any mode of transportation which serves the general public, whether or not such service is operated by public, quasi-public and/or private parties and whether or not such service includes the Airport.

5.01 Right to Nonexclusive Use of Airport

     A. Contractor throughout the term hereof, shall have the right to the nonexclusive use, in common with others so authorized, to use common areas of the Airport, including roadways and other conveniences, which right shall extend to Contractor's employees, guests,



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invitees and patrons. However, neither Contractor nor Contractor's employees, guests, invitees and patrons shall, under any circumstances, impair ingress or egress to any leased or public areas of the Airport;

     B. The privilege of ingress and egress shall be subject to the rules and regulations of the County now in effect and which may hereinafter be promulgated for the safe and efficient operation of the Airport. The Director may, at any time, temporarily or permanently, close any roadway and any other area at the Airport presently or hereinafter used as such, so long as a reasonable alternative means of ingress and egress remains available to Contractor. The Director may, at any time, temporarily or permanently close, change, or alter the use of any pedestrian routing through any part or parts of the Airport and its terminal building areas. Such adjustments or changes may directly or indirectly affect the amount and flow of potential customer traffic for Contractor. However, in entering into this Agreement, Contractor recognizes and agrees that such changes are within the sole operational control and responsibility of the County and that Contractor shall have no claim against County for any such action.

6.01 Term.

     The term of this Agreement shall commence at 12:0 1 a.m. on October 9, 1995, and, unless sooner terminated pursuant to the terms of this Agreement, shall end at 11:59 p.m. on June 30, 2000, or, at the sole option of the County Board of Supervisors, may end on the Date of Beneficial Occupancy of the East Terminal, whichever ending date occurs first in time. The Date of Beneficial Occupancy of the East Terminal means the date the East Terminal is open and used by the public for travel, as given by written notice of the Director.



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7.01 Termination.

     Either party may terminate this Agreement for any reason by providing at least sixty (60) days advance written notice of termination to the other party. The County also shall have the right to immediately terminate this Agreement without providing sixty (60) days advance written notice if the County determines that the Airport Van Services provided by Contractor pursuant to this Agreement are not being provided in a professional, first class manner or otherwise jeopardize the health, safety, or general welfare of the public.

8.01 Indemnification and Insurance.

     A. Indemnification. Contractor shall indemnify, defend, and hold County and its elected representatives, officers, agents, and employees harmless from and against all liabilities, losses, costs, suits, claims, judgments, expenses, fines or demands of any kind (including, but not limited to, costs of investigation, attorney fees, court costs, and expert fees), resulting from any injury, damage or death to any person or any property, of any nature whatsoever, and arising out of, alleged to arise out of, or in any way, shape, manner or form related to, either directly or indirectly, the Airport Van Services provided by Contractor, or any of its officers, agents, employees, contractors, subcontractors, licensees, or invitees, pursuant to this Agreement, regardless of where the injury, damage, or death may occur.

     Contractor shall not be liable for any injuries, death, or damage to the extent that such injury, death or damage is caused by the negligence of County, its elected representatives, officers, agents or employees. Further, it is the intent of the parties that where the negligence of the County, its elected representatives, officers, agents or employees is determined to have been contributory, the principles of comparative negligence as applied in the State of



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California shall be followed and each party shall bear the proportionate cost of any loss, damage, or liability attributable to that party's negligence.

     The provisions of Paragraph 8.01(A) shall survive the expiration or termination of this Agreement.

     B. Insurance.

          (1) Throughout the term of this Agreement, Contractor shall maintain in full force and effect the forms of insurance specified by Subparagraphs
     (i), (ii) and (iii) of this Paragraph 8.01(B)(1). Contractor acknowledges that the minimum liability limit set forth, respectively, under Subparagraphs (3) and (4) of this Paragraph 8.0 1(B) are the minimum insurance policy liability limits which County currently requires for commercial ground transportation operators on the Airport. Contractor further understands and agrees that the minimum limits of insurance herein required may become inadequate during the term of this Agreement, and Contractor agrees that it will increase the minimum limits by reasonable amounts requested by the Director. In such event, Contractor shall, in consideration of the rights and privileges granted to it hereunder, increase its insurance coverage accordingly, upon thirty (30) days advance written notice from the Director. Within thirty (30) days following the date of such notice, Contractor shall submit evidence of such increased insurance coverage to the satisfaction of the Director, in accordance with all provisions herein relating to the submittal of evidence of insurance. Contractor shall maintain all insurance hereunder with insurance underwriters authorized to do business in the State of California. All



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     liability insurance policies shall be amended to include the following wording or wording which has the same substance or effect as the following wording:

               (i) "The County of Sacramento and each of its elected representatives, officers, agents, and employees, in their respective capacities as such, are added as insureds hereunder with respect to the products, premises, and operations of the Contractor."

               (ii) "It is agreed that any insurance and/or self-insurance as may be maintained by the County of Sacramento or its officers, agents, and employees shall apply in excess of and shall not contribute with insurance provided by this policy."

               (iii) "This insurance shall not be cancelled, limited, or non-renewed until after thirty (30) days advance written notice has been given to the County of Sacramento."

          (2) Each such policy shall include severability of interest wording specifying the coverage afforded thereunder applies separately to each insured thereunder. At least ten (10) days prior to the effective date of this Agreement, Contractor shall furnish the Director with evidence of all insurance policies required by Subparagraph (1) and (2) of this Paragraph
     8.0 1(B). All such evidence for each policy shall be in the form of certificates of insurance, and/or binders, and/or endorsements, satisfactory to the Director, containing the language required by Subparagraphs (i), (ii) and (iii) of this Paragraph 8.01 (B). Upon request by the Director, Contractor shall furnish the County with a true copy of each such insurance policy. The obligations of Contractor under



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     the insurance provisions contained herein shall remain in effect and shall survive, without limitation, the expiration or termination of this Agreement with respect to any occurrence or claims arising during the term of or in connection with this Agreement.

          (3) Contractor shall maintain commercial general liability insurance covering bodily injury, property damage, personal injury, cross-liability with a liability limit of not less than One Million Dollars ($1,000,000) combined single limit for each occurrence on an occurrences form policy.

          (4) Contractor shall maintain motor vehicle liability insurance covering personal injury and property damage, with a liability limit of not less than One Million Five Hundred Thousand and No/l00 Dollars ($1,500,000).

          (5) Contractor shall, upon request, furnish to County adequate evidence of provisions for employers' liability insurance, workers' compensation insurance, and social security and unemployment compensation, to the extent such provisions are applicable to Contractor's operations hereunder.

9.01 Nonwaiver of Rights.

     No waiver or default by either party hereto of any of the terms, promises, covenants, or conditions hereof to be performed, kept, and observed by the other parties shall be construed as, or shall operate as, a waiver of any subsequent default of any of the terms, promises, covenants or conditions herein contained, to be performed, kept, and observed by the other party.



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10.01 Headings.

     The headings of the articles in paragraphs of this Agreement are inserted only as a matter of convenience and for reference, and do not define or limit the scope or intent of any provisions of this Agreement and shall not be construed to affect in any manner the terms and provisions hereof or the interpretation or construction thereof.

11.01 Nuisance and Waste.

     Contractor shall not erect nor permit to be erected any nuisance on the designated areas or premises of the Airport or permit any waste thereof. Contractor shall not permit its van operators and other employees to litter on or off Airport premises and shall take all necessary steps to prohibit all of its employees from littering.

12.01 Signs and Advertising.

     Except to the extent required by law, Contractor shall not erect, maintain, or display a sign of any kind on its vehicles used in the performance of the Airport Van Services required by this Agreement, or used elsewhere on Airport premises, without the prior written consent of the Director. Contractor shall submit drawings, sketches, designs and dimensions of any proposed sign to the Director when requesting such approval. All such signs shall be consistent with County's general sign policy for Airport. Any condition, restriction, or limitation as to use or appearance of such signs as may be stated by the Director in writing shall become a part of this Agreement, as if specifically set forth herein.

     The parties hereto agree that Contractor shall not permit any advertising of any kind on its vehicles. However, Contractor may advertise its Airport Van Services on Airport



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premises provided the Director approves in writing the locations of such advertisements and the form and content of all such advertisements.

13.01 Notice of Claims and Suit

     County and Contractor shall each give the other prompt and timely written notice of any personal injury or other accident claim and of any lawsuit coming to its knowledge when either such claim or lawsuit arises out of or is in any way connected with the use of the Airport, the operations of Contractor hereunder, or the construction or operation of Airport by County, and which in any way, directly or indirectly, contingently or otherwise, might reasonably affect the parties' relationship under this Agreement. Such notice shall be deemed prompt and timely if given within thirty (30) calendar days following the date of receipt of such claim by an officer, agent, or employee or either party, and if given within ten (10) calendar days following the date of service of process upon either party with respect to any such lawsuit.

14.01 Notices.

     Any notice, demand, request, consent, or approval that either party hereto may be or is required to give the other, shall be in writing, and shall be either personally delivered or sent by certified mail in a postage paid envelope addressed as follows:

     TO COUNTY:                    TO CONTRACTOR:

     Director of Airports          SuperShuttle of San Francisco, Inc.
     County of Sacramento          700 Sixteenth Street
     6900 Airport Boulevard        San Francisco, CA 94107
     Sacramento, CA 95837-1109

     Either party hereto shall have the right by giving fifteen (15) days advance notice to the other, to change the address of which it will receive such communications.

     Such communications shall be deemed received upon delivery, if personally delivered, or on the third day following deposit in the mail, if sent by mail.

15.01 Amendment Required by FAA.

     This Agreement may be amended without further consideration for the purposes of satisfying FAA requirements.

16.01 Federal Grant Agreement Assurances.

     Those certain seventeen (17) numbered provisions set forth within Section B of Exhibit E, entitled "Assurances Required by the Federal Aviation Administration," attached hereto and made a part hereof, are those specific provisions required by the FAA to be appropriately included within all agreements (including, without limitation, leases, licenses, permits, and contracts) between County and any and all persons and/or entities who use or perform work or conduct activities on County-owned Airport premises for aeronautical or non-aeronautical purposes. Contractor, by its signature(s) hereunto affixed, acknowledges that it has reviewed the aforesaid Exhibit, in its entirety, and fully understands the meaning, purpose, and intent thereof. Contractor expressly agrees that, throughout the term of this Agreement, it shall fully and faithfully comply with, abide by and/or adhere to, as applicable and appropriate, each and every one of the numbered provisions contained within Section B of said Exhibit (as said numbered provisions are reflected herein or as same may be amended, from time to time, during the life hereof, by County, as and when the FAA's requirements thereon imposed may so dictate), which, pursuant to the guidelines established within paragraphs 2 through 4 of Section A of said Exhibit, shall either be applicable to Contractor on the start date of the term hereof or which, as a result of changes and/or circumstances, shall subsequently become applicable to Contractor, hereunder, during the term of this Agreement.

17.01 Assignment and Subcontracting.

     Except as requested in writing by Contractor and authorized in writing by the Director, Contractor's rights and obligations under this Agreement are not assignable or delegable, and Contractor agrees not to subcontract any Airport Van Service authorized by this Agreement.

18.01 Taxes.

     Contractor shall, at its sole cost and expense, pay any and all taxes for which it is responsible.

     A. Possessory Interest and Property Taxation. Under this Agreement a possessory interest subject to property taxation may be created. Pursuant to California Revenue and Taxation Code Section 107.6 and Government Code Section 53340.1, notice is hereby given that such property interest may be subject to property taxation and special taxation pursuant to Chapter 2.5, Division 2, of the Government Code (Mello Roos Community Facility Act of 1982), and that Contractor may be subject to the payment of property taxes and special taxes levied on such interest. Contractor shall pay all taxes of whatsoever character that may be levied or charged upon Contractor's interest as herein may be created, improvements or operations hereunder and upon Contractor's right to use the Airport pursuant to this Agreement.

     B. Right to Contest Taxes. Contractor shall have the right to contest in its own name, or, to the extent reasonably necessary, in County's name, in good faith and by all appropriate proceedings, the amount, applicability, or validity of any tax assessment pertaining to the surface of Airport property and Contractor's operations thereon. In the event Contractor initiates such contest, County shall reasonably cooperate with Contractor provided that such contest will not subject any part of the surface of Airport property to forfeiture or loss; and provided, further, that if Contractor contests any assessment made by the Assessor of County, such contest shall not be initiated in the name of County, and County shall not be obligated to cooperate therewith. If at any time payment of any tax or assessment becomes necessary to prevent any forfeiture or loss, Contractor shall timely pay such tax or assessment to prevent such forfeiture or loss.

19.01 Independent Contractor.

     A. It is understood and agreed that Contractor (including contractor's employees) is an independent contractor and that no relationship of employer-employee exists between the parties hereto. Contractor's assigned personnel shall not be entitled to any benefits payable to employees of County. County is not required to make any deductions or withholdings from the compensation payable to Contractor under the provisions of this Agreement; as an independent contractor, Contractor hereby indemnifies and holds County harmless from any and all claims that may be made against County based upon any contention by any third party that an employer-employee relationship exists by reason of this Agreement.

     B. It is further understood and agreed by the parties hereto that Contractor in the performance of its obligation hereunder is subject to control or direction of County as to the designation of tasks to be performed, the results to be accomplished by the services hereunder agreed to be rendered and performed, and not the means, methods, or sequence used by Contractor for accomplishing the results.

     C. If, in the performance of this Agreement, any third persons are employed by Contractor, such person shall be entirely and exclusively under the direction, supervision, and control of Contractor. All terms of employment, including hours, wages, working conditions, discipline, hiring, and discharging, or any other terms of employment or requirements of law, shall be determined by Contractor.

     D. It is further understood and agreed that as an independent contractor and not an employee of County, neither the Contractor nor Contractor's assigned personnel shall have any entitlement as a County employee, right to act on behalf of County in any capacity whatsoever as agent, nor to bind County to any obligation whatsoever.

     E. It is further understood and agreed that Contractor must issue W-2 Forms for income and employment tax purposes, for all of Contractor's assigned personnel under the terms and conditions of this Agreement.

20.01 Applicable Law.

     The language of this Agreement shall be construed according to its fair meaning and not strictly for or against the County or Contractor. This Agreement shall be construed and the performance thereof shall be in accordance with the laws of the State of California. Venue for any action between the County and the Contractor arising out of or in connection with this Agreement shall be in the County of Sacramento, California.

21.01 County Right to Repair Facilities.

     Any portion of this Agreement to the contrary notwithstanding, the County shall have the absolute right to make any repairs, alterations, and additions to Airport terminal buildings or any other Airport facilities, free from any and all liability to Contractor herein for loss of business or damage of any nature whatsoever sustained by Contractor during the making of such repairs, alterations, and additions.

22.01 Right to Develop Airport

     The County reserves the right to further develop or improve the Airport and all landing areas, taxiways, and terminal areas. The staging and pick-up/discharge areas, and any other part of the ground transportation facilities and operations at the Airport, may be altered or relocated at the discretion of the County.

23.01 Invalid Provisions - Severability.

     In the event any term, covenant or condition contained herein is held to be invalid by any court, such invalidity shall not affect any other term, covenant or condition contained herein, unless the invalidity materially prejudices either the Contractor or the County in their respective rights and obligations hereunder in which case this Agreement may be voided by the party prejudiced upon written notice to the other party.

24.01 Successors.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and personal representatives of the parties hereto.

25.01 Force Majeure.

     In the event the Director determines that Contractor is unable to provide ground transportation service, at any time, by reason of force majeure, including disruption caused by any strike, work stoppage or slowdown, or the Director notifies Contractor in writing that such force majeure is affecting Contractor's obligation to provide Airport Van Services as required herein, then, in such an event, notwithstanding any provisions in this Agreement provided to the contrary, the County may itself provide, or authorize any other person to provide, Airport Van Services on any terms and conditions which the County may require.

26.01 Authority of Director

     The Director shall administer this Agreement on behalf of the County. Unless otherwise provided herein or required by applicable law, the Director shall be vested with all rights, powers, and duties of County hereunder; except that any early termination of this Agreement shall be pursuant to authorization of the Board of Supervisors. With respect to matters hereunder subject to the approval, satisfaction or discretion of County or the Director, the decision of the Director in such matters shall be final.

27.01 Performance Bond.

     Throughout the term of this Agreement, Contractor shall provide and maintain a cash performance bond in the amount of Ten Thousand Dollars ($10,000.00). A certificate of deposit payable to the County of Sacramento without restrictions or a bank guaranteed letter of credit with the County as first lien holder and unrestricted right to the Contractor's credit line will be considered a valid substitute for a cash bond. No other form of bond will be accepted.

28.01 Judicial or Administrative Determination.

     In the event that federal or state courts having judicial jurisdiction, or regulating agencies having administrative jurisdiction, declare or deem the rights and privileges granted by this Agreement to Contractor to be invalid, unenforceable, or void, or in the event that such courts or agencies determine that access to the Airport by other users may not be restricted as contemplated by this Agreement, then, the County may comply with any such judicial or administrative determinations without being deemed in violation of this Agreement.

29.01 Exclusion from Permit Requirements of SCC Chapter 11.09

     Notwithstanding anything in this Agreement to the contrary, Contractor is expressly excluded from the requirements of SCC Chapter 11.09 except that those provisions of SCC Chapter 11.09 relating to the authority of the Director and to appeals of denial of access to the Airport for ground transportation business purposes shall apply to Contractor, its officers, agents, employees, contractors, subcontractors, licensees and invitees.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                   COUNTY OF SACRAMENTO, a political
                                   subdivision of the State of California

                                   By   /s/Muriel L. Johnson
                                        Chairperson, Board of Supervisors of
                                        Sacramento County, California

                                          "COUNTY"
                                                  In accordance with Section
                                                  25103 of the Government Code
                                                  of the State of California a
                                                  copy of this document has been
                                                  delivered to the Chairman of
                                                  the Board of Supervisors,
                                                  County of Sacramento on

                                                  SEP 05 1995

[SEAL-COUNTY OF SACRAMENTO, CALIFORNIA]

ATTEST:
       /s/Cindy Holloway                /s/Jennifer Auld
    -------------------------           ----------------------------------
    Clerk of the Board                  Deputy Clerk, Board of Supervisors
    of Supervisors


                                   SUPERSHUTTLE OF SAN FRANCISCO, INC.

                                   By   /s/Ray MacIntyre
                                        ----------------------------------
                                        Ray MacIntyre, General Manager
                                        SuperShuttle of San Francisco, Inc.

                                                "CONTRACTOR"

APPROVED AS TO TERMS AND
CONDITIONS:

/s/Thomas P. Engel
---------------------------------
Thomas P. Engel, Director
Department of Airports


APPROVED AS TO FORM:

/s/Steven M. Basha
---------------------------------
Steven M. Basha
Deputy County Counsel